                SECURITIES AND EXCHANGE COMMISSION

                     Washington, D. C.  20549

                            ----------


                             FORM 8-K/A

                          CURRENT REPORT


              PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):     July 29, 1997
                                                  -------------------




                      Dycom Industries, Inc.
      -----------------------------------------------------
      (Exact name of registrant as specified in its charter)




     Florida                     0-5423             59-1277135
----------------------------   ------------     -------------------
(State or other jurisdiction   (Commission      (IRS Employer
    of incorporation)          File Number)     Identification No.)


4440 PGA Boulevard, Suite 600 Palm Beach Gardens, Florida    33410
-----------------------------------------------------------------------
     (Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code:   (561) 627-7171
                                                   --------------------

This amendment is filed to correct a transmission error that appeared in Item
7. Financial Statements and Exhibits, (b) Pro forma financial information, UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS FOR THE NINE MONTHS ENDED APRIL 30, 1997 in the line item Costs of earned revenue excluding depreciation for CCG.

Item 7. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.
                                                             Page
    Audited financial statements of Communications
    Construction Group, Inc. for the fiscal
    years ended May 31, 1997 and 1996                         F-1

(b) Pro forma financial information.

    Introduction to unaudited pro forma condensed
    financial statements.                                     F-13

    Unaudited pro forma combined consolidated balance
    sheet as of April 30, 1997.                               F-14

    Unaudited pro forma combined consolidated
    statements of operations for the nine months
    ended April 30, 1997 and 1996.                            F-15 to
                                                              F-16

                                                               Page

    Unaudited pro forma combined consolidated
    balance sheets as of July 31, 1996 and 1995.              F-17 to
                                                              F-18

    Unaudited pro forma combined consolidated
    statements of operations for the fiscal years
    ended July 31, 1996, 1995, and 1994.                      F-19 to
                                                              F-21

    Notes to unaudited pro forma combined
    Financial statements.                                      F-22

(c) Exhibits

    99(i) Agreement and Plan of Merger ("the Merger Agreement") dated July 7, 1997 among Dycom Industries, Inc., Dycom Acquisitions, Inc., Communications Construction Group, Inc., George Tamasi and Thomas Polis.

    99(ii)  Amendment to the Merger Agreement dated July 29,
            1997 among the parties to the Merger Agreement.

    99(iii) Articles of Merger of Dycom Acquisitions, Inc. into
            Communications Construction Group, Inc. dated
            July 29, 1997.

    99(iv)  Employment Agreement dated July 29, 1997 between
            George Tamasi, Communications Construction Group,
            Inc., and Dycom Industries, Inc.

    99(v)  Employment Agreement dated July 29, 1997 between
           Thomas Polis, Communications Construction Group,
           Inc., and Dycom Industries, Inc.

    99(vi)  Press Release issued July 30, 1997.

                             SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        Dycom Industries, Inc.
                                        (Registrant)




Date: November 5, 1997                   /s/ Douglas J. Betlach
                                        Douglas J. Betlach
                                        Vice President, Treasurer and
                                        Chief Financial Officer

           COMMUNICATIONS CONSTRUCTION GROUP, INC.

              CONSOLIDATED FINANCIAL STATEMENTS

          For the Years Ended May 31, 1997 and 1996




                            INDEX

                                                                PAGE
Independent Auditor's Report                                    F-1

Consolidated Balance Sheets as of
      May 31, 1997 and 1996                                     F-2

Consolidated Statements of Operations
      for the years ended May 31, 1997 and 1996                 F-3

Consolidated Statements of Cash Flows
      for the years ended May 31, 1997 and 1996                 F-4

Consolidated Statements of Changes in
      Stockholders' Equity for the years ended                  F-5
      May 31, 1997 and 1996

Notes to Consolidated Financial Statements                     F-6 to
                                                                F-12
/TABLE

                INDEPENDENT AUDITOR'S REPORT



To the Board of Directors
Communications Construction Group, Inc.


We have audited the accompanying consolidated balance sheets of Communications Construction Group, Inc. (the "Company") as of May 31, 1997 and 1996, and the related consolidated statements of operations, cash flows and changes in stockholders' equity for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Communications Construction Group, Inc. as of May 31, 1997 and 1996, and the consolidated results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

/s/ Nowalk & Associates

Nowalk & Associates
Cranbury, New Jersey
July 23, 1997

              COMMUNICATIONS CONSTRUCTION GROUP, INC.
                    CONSOLIDATED BALANCE SHEETS

                              May 31,

ASSETS                                               1997            1996
Current assets
    Cash                                      $   401,482      $    92,257
    Accounts receivable
      Trade, less allowance for doubtful
        accounts of $76,551 and $99,159        11,080,515        7,988,550
      Contract retainage                          301,378          293,926
      Unbilled receivables                        178,186          382,072
    Materials and supplies inventory                                 6,297
    Prepaid expenses                              545,691           36,547
    Deferred tax assets                           629,234
    Other                                         328,139          158,728
      Total current assets                     13,464,625        8,958,377
Plant and equipment, net                        6,841,609        4,940,060
Other assets
    Deferred tax assets                                            106,000
    Deposits                                      146,512          117,031
                                                  146,512          223,031
      Total Assets                            $20,452,746      $14,121,468

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
    Current maturities of long-term debt      $   319,563      $   513,953
    Note payable                                4,712,895        3,985,119
    Accounts payable                            2,881,039        2,025,723
    Accrued payroll and expenses                3,371,660        2,160,277
    Dividends payable                               6,000                -
    Payroll and income taxes payable            2,167,139        1,055,712
      Total current liabilities                13,458,296        9,740,784

Long-term debt, net of current maturities       1,149,533        1,575,207
Deferred tax liability                             95,134
      Total liabilities                        14,702,963       11,315,991
Commitments and Contingencies
Stockholders' equity
    Preferred stock 12% cumulative, $25 par value,
      2,000 shares authorized,
      issued and outstanding                       50,000           50,000
    Common stock - $1 par value, 1,000 shares
     authorized, 140 shares issued and outstanding    140              140
    Paid in capital                               143,838          143,838
    Retained earnings                           5,555,805        2,611,499
      Total stockholders' equity                5,749,783        2,805,477
      Total                                   $20,452,746      $14,121,468


    The accompanying notes to consolidated financial statements are an integral part of these statements.

              COMMUNICATIONS CONSTRUCTION GROUP, INC.
               CONSOLIDATED STATEMENTS OF OPERATIONS

                    For the Years Ended May 31,

                                                     1997          1996
Contract revenues earned                      $67,717,326   $50,121,009
Operating costs and expenses                   53,290,045    40,995,700

Selling, general and administrative expenses    8,336,135     6,345,137

Interest expense, net of interest income          838,440       518,458
                                               62,464,620    47,859,295

Income before income taxes                      5,252,706     2,261,714

Provision for income taxes
Current                                         2,730,500     1,094,000
Deferred                                      (   428,100) (    106,000)
                                                2,302,400       988,000

Net income                                    $ 2,950,306   $ 1,273,714




    The accompanying notes to consolidated financial statements are an integral part of these statements.



              COMMUNICATIONS CONSTRUCTION GROUP, INC.
               CONSOLIDATED STATEMENTS OF CASH FLOWS

                    For the Years Ended May 31,

                                                     1997           1996
Cash flows from operations
 Net income                                    $2,950,306     $1,273,714
 Adjustments to reconcile net income to net
  cash provided by operating activities
    Depreciation and amortization               2,585,315      1,905,632
    Provision for losses on trade accounts
    receivable                                                    26,939
Changes in assets and liabilities
  (Increase) in receivables and contract
    retainage                                  (2,895,531)    (  511,510)
  Decrease in inventory                             6,297              -
 (Increase) in deferred tax assets, net        (  428,100)    (  106,000)
 (Increase) decrease in prepaid expenses
   deposits and other assets                   (  708,036)        20,084
 Increase (decrease) in accounts payable and
   accrued expenses                             2,066,699     (  758,856)
 Increase in payroll and income
   taxes payable                                1,111,427        412,763
 Net cash provided by operating activities      4,688,377      2,262,766
Cash flows from investing activities
 Capital expenditures                          (4,482,796)    (3,051,434)
Cash flows from financing activities
 Principal payments on long-term debt         (  776,350)     (  922,129)
 Proceeds from notes payable                    1,083,518      1,507,149
 (Payments) proceeds from notes payable -
    stockholders                              (  197,524)        183,768
  Dividends                                   (    6,000)
Net cash provided by financing activities        103,644         768,788
Net increase (decrease) in cash                  309,225      (   19,880)
Cash at beginning of period                       92,257         112,137
Cash at end of period                          $  401,482     $   92,257
Supplemental disclosures of cash flow information
  Cash paid during the year for
    Interest                                   $  838,440     $  518,458
    Income taxes                               $2,097,020     $  750,237

    The accompanying notes to consolidated financial statements are an integral part of these statements.

              COMMUNICATIONS CONSTRUCTION GROUP, INC.
          CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

             For the Years Ended May 31, 1997 and 1996

                      Common Stock      Preferred Stock
                      Number            Number    Paid in          Retained
                      of Shares Amount  of Shares Amount  Capital  Earnings
Balance, May 31, 1995  126      $126                      $193,852  $1,337,785

Stock Issued at
  Reorganization       14       $ 14    2,000     $50,000 $( 50,014)

       Net income                                                    1,273,714

Balance, May 31, 1996  140      $140    2,000      50,000 $143,838  $2,611,499

       Net income                                                    2,950,306

       Preferred Dividend                                           (    6,000)

Balance, May 31, 1997  140      $140    2,000      $50,000 $143,838 $5,555,805






The accompanying notes to consolidated financial statements are an integral part of these statements.


              COMMUNICATIONS CONSTRUCTION GROUP, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       May 31, 1997 and 1996


1. The accounting policies which have a significant effect on the operations of Communications Construction Group, Inc. (the Company) are as follows:

   Principals Of Consolidation

   The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Tampol Enterprises, Inc. (Tampol). At
May 31, 1996, Tampol was merged into the Company. The Company's operations consist primarily of cable TV services contracting. All material intercompany accounts and transactions have been eliminated.

   Equipment

   Equipment is carried at cost. Depreciation and amortization, for financial reporting purposes, is provided using a straight-line method over the estimated useful lives of the related assets. An accelerated method of depreciation is utilized for income tax purposes.

   Gains or losses resulting from dispositions are included in operations. Expenditures which improve and extend the life of an asset are capitalized; maintenance and repairs are expensed.

   Revenue and Cost Recognition

   The Company derives its revenue principally from construction contracts which extend over one year, that typically specify a price per mile or foot of system cable or strand installed and price per unit of hardware or equipment installed, subject to adjustments in specified circumstances.

   Revenue and associated costs are recognized as work progresses. Revisions in cost and profit estimated during performance of the work are reflected in the accounting periods in which the facts require recognition. Contract costs include all direct material and labor costs and those indirect costs related to contract performance. This policy substantially approximates the percentage of completion method.

              COMMUNICATIONS CONSTRUCTION GROUP, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Engineering, design, selling, general and administrative costs are charged to expenses as incurred. Billings in advance of performance are accounted for as liabilities and are not recognized as revenue until such time as the work is performed. Unbilled accounts receivable represent revenue recognized for performance under contracts not yet billed. Anticipated losses on contract operations are charged to operations at the time such losses are known. In accordance with the terms of contracts, an amount representing retainage is withheld until completion of the project or until the end of pre-established phases. Final payments of all such amounts may not be received within a one-year period; however, in conformance with trade practice, the full amount of such amounts withheld is included in current assets.

   Income Taxes

   Income tax expense is based on reported income adjusted for differences that do not enter into the computation of taxes payable under applicable tax laws. The Company and its subsidiary filed a consolidated federal income tax return for fiscal year ended May 31, 1996. Deferred income taxes are provided for temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities.

2. PLANT AND EQUIPMENT

   The following is a summary of plant and equipment at May 31

                                                     1997        1996
                                              C>
Machinery and equipment                       $ 2,810,841   $2,167,466
Office equipment                                  289,611      212,813
Furniture and fixture                             180,939      164,139
Transportation equipment                        9,023,633    6,231,982
Leasehold improvements                            469,397      335,838
Tools                                             399,275      280,530
                                               13,173,696    9,392,768
Less: accumulated depreciation                ( 6,332,087)  (4,452,708)
                                              $ 6,841,609   $4,940,060


Depreciation expense amounted to approximately $2,585,315 and $1,905,632 for the years ended May 31, 1997 and 1996, respectively.

              COMMUNICATIONS CONSTRUCTION GROUP, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3.  INCOME TAXES

  The components of the provision (benefit) for income taxes are

                                                     1997         1996
  Current
    Federal                                    $2,002,600   $  857,450
    State                                         727,900      236,550
                                                2,730,500    1,094,000
  Deferred
    Federal                                    (  293,400)  (  106,000)
    State                                      (  134,700)
                                               (  428,100)  (  106,000)
  Total tax provision (benefit)                $2,302,400   $  988,000

  The deferred tax provision (benefit) is the change in the deferred tax assets and liabilities representing the tax consequences of changes in the amount of temporary differences and changes in tax rates during the year.  The deferred tax assets and liabilities at May 31 are comprised of the following
                                                     1997         1996

  Deferred tax assets
    Property and equipment                     $            $  106,000
    Non-deductible reserves                       629,234
  Deferred tax liabilities
    Property and equipment                     (   95,134)

  Net deferred tax assets                      $  534,100   $  106,000

  The difference between the total tax provision and the amount computed by applying the statutory federal income tax rates to pre-tax income is as follows
                                                     1997         1996

  Statutory rate applied to pre-tax income     $1,785,920   $  768,983
  State taxes, net of federal tax benefit         381,347      156,737
  Adjustments for amounts not deductible          135,133       62,280

  Total tax provision                          $2,302,400   $  988,000

              COMMUNICATIONS CONSTRUCTION GROUP, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

4.  DEBT

  On October 20, 1993, the Company entered into a new credit facility with PNC Bank N.A., formerly Midlantic Bank N.A. which was then revised December 1, 1996. The facility consists of a $8,500,000 revolving line of credit. Currently, the bank is reviewing this line for extension.
This facility bears interest at various rates ranging from PNC Bank's prime rate plus .25% (8.75% at May 31, 1997) and is collateralized by 75% of the trade accounts receivable less than 90 days old, inventories, equipment and machinery.

  The loan agreement contains certain annual financial covenants related to tangible net worth, debt to tangible net worth and capital expenditure limitations. For purposes of calculating these covenants, the revolving credit facility has been treated as long term debt in accordance with the intentions of the Company and PNC Bank N.A. The agreement also contains a provision whereby repayment of the debt could be accelerated at the sole discretion of PNC Bank N.A. should there be a material and adverse change in the condition of the Company.

  At May 31, 1996, the Company was in default with the capital expenditures and liabilities to tangible net worth covenants of its loan and security agreement with PNC Bank N.A. A waiver of these defaults was obtained from PNC Bank N.A. on December 10. As of that date all other terms and conditions of the agreement remained in force and effect.

  In September 1995, the Company entered a secured financing arrangement with CIT Group/Equipment Financing, Inc. in the amount of $922,510. A summary of the key provisions of this debt instrument are

    i.   A processing fee of one percent
    ii.  Collateral pledged was all transportation equipment
    iii. 48 monthly principal payments of $19,218.95
    iv.  Interest is calculated using lenders' prime interest rate plus
         .75%

In February 1997, the Company borrowed an additional $355,742 from CIT Group/Equipment Financing, Inc. at 9.5% fixed for four years.

The Company was advanced $1,000,000 by Comcast Corporation in 1994. In fiscal 1997, the loan was paid in full.

              COMMUNICATIONS CONSTRUCTION GROUP, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

4.  DEBT (Continued)

  Long term debt as of May 31, 1997 and 1996 consists of the following

                            Original             Balance         Interest
                            Loan Amount       1997       1996    Rate
CIT Group
Four year term loan         $ 922,510    $ 538,131   $768,758    Prime plus
                                                                       .75%
Four year term loan           355,742    330,965                       9.5%

PNC Bank N.A.
Three year term loan          600,000                   83,325   Prime plus
                                                                       1.5%
Comcast
Work performance advance    1,000,000                  439,553   Non-interest
                                                                 bearing
Stockholders                  955,915    600,000       797,524

                           $3,834,167  1,469,096     2,089,160
Current maturities                       319,563       513,953
Long term debt, net of
  current maturities                  $1,149,533    $1,575,207

A schedule of debt maturity for each of the next three years and beyond is

   1998                                             319,563
   1999                                             317,683
   2000                                             173,331
   2001 and beyond                                  658,519
                                                 $1,469,096

              COMMUNICATIONS CONSTRUCTION GROUP, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

5.  COMMITMENTS AND CONTINGENCIES

  The Company leases buildings under both month-to-month and long-term noncancellable operating lease arrangements. Rental expense for these leases approximated $1,243,448 and $823,541 for the years ended May 31, 1997 and 1996, respectively. Minimum future rental payments under long-term noncancellable operating leases are

  1998                                            686,731
  1999                                            231,400
  2000                                            163,200
  2001                                             67,200
                                                1,148,531

   In 1995, New York State audited the Company for compliance with statutory sales and use tax regulations for the years 1989 through 1995. As a result of this audit the Company paid in fiscal 1996 sales tax on several small construction jobs and use tax on vehicles and equipment operated in the state during this period.

  In January 1997, New York State asserted amounts due from the Company for sales tax and interest for periods through August 31, 1995 in the amount of approximately $1,330,000. The attorney representing the Company in this matter has filed for a conciliation conference to discuss the matter with the state tax authorities. The Company will contest the asserted deficiency vigorously and its attorney recommends that if any liability is established that it pursue fully its rights vis-a-vis its customers and the taxes paid by such customers. Currently, New York State is auditing the customers for sales and use tax compliance.

  Currently, the Company does not bill its major customer for sales or use tax on its construction work. The customer indicates that the work is not subject to sales or use tax in the states in which the company has built or is building systems for the customer. All of these states with the exception of New Jersey have provided written verification that the services performed by the Company are not taxable. The customer has indicated in writing to the Company that it has self assessed for sales and use tax in New Jersey for work performed by the Company. Further, the Company's corporate council has given its opinion under the individual work contracts that the customer is liable for sales or use tax and penalties and interest if the customer is billed for the tax within twelve months of the contract conclusion.

              COMMUNICATIONS CONSTRUCTION GROUP, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

  5. COMMITMENTS AND CONTINGENCIES (Continued)

  Based upon the above facts, management has accrued approximately $164,000 for sales tax on the New York state audit issue. This liability is included in the current liabilities at May 31, 1996 and 1997 with no offsetting receivable. Cost of sales was charged for this accrual in fiscal 1996. If an assessment of tax, interest and penalties is made against the Company, it will assert its rights under its contracts and bill the customers for the amounts assessed.

  The Company is party to certain litigation relating to the general operations of the business which under the opinion of legal counsel is not expected to exceed insurance coverage limits.

6.  EMPLOYEE BENEFIT PLAN

  All employees of the Company who meet certain minimum age and period of service requirements are eligible to participate in a Section 401(k) plan (the "Plan") as defined by the code. The Plan allows eligible employees to defer up to 15 percent of their annual compensation. The amounts contributed by employees are immediately vested and nonforfeitable. The Company, at management's discretion, may match employees contributions. A matching contribution of $115,000 was made for the fiscal year ended May 31, 1997.

7.  RELATED PARTY TRANSACTIONS

  The Company leases its administrative offices from a partnership under the control of officers of the Company. These payments amounted to $115,200 and $112,200 for the years ended May 31, 1997 and 1996, respectively.

8.  SIGNIFICANT GROUP CONCENTRATIONS OF CREDIT RISKS

  Most of the Company's operations are with customers in the cable television industry and represent a limited number of contracts. One customer approximates 82% of the current and projected work load.

9.  SUBSEQUENT EVENT

  On July 7, 1997, the Company entered into a plan of merger with Dycom Industries, Inc. (Dycom). The merger will result in the common and preferred stock of the Company being exchanged for common shares of Dycom equal in value to $28,000,000. The merger will be accounted for as a pooling of interest and the Company will operate as a wholly owned subsidiary of Dycom.

             DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
            UNAUDITED PRO FORMA COMBINED CONSOLIDATED
                 FINANCIAL STATEMENTS INCLUDING
             COMMUNICATIONS CONSTRUCTION GROUP, INC.



INTRODUCTION TO UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL STATEMENTS


On July 29, 1997, Dycom Industries, Inc. ("Dycom") entered into an agreement to acquire Communications Construction Group, Inc. ("CCG") for 2,053,242 shares of Dycom's $0.33 1/3 par value common stock. Dycom is accounting for the acquisition as a pooling of interests.

The following unaudited pro forma combined consolidated financial statements give effect to the merger on a pooling of interest basis. The unaudited pro forma combined financial statements are based on the respective historical financial statements of Dycom and CCG. The unaudited pro forma combined consolidated balance sheet assumes that the acquisition took place on April 30, 1997 and combines Dycom's April 30, 1997 unaudited consolidated balance sheet with CCG's February 28, 1997 unaudited balance sheet. Also presented are the unaudited pro forma combined balance sheets combining the Dycom consolidated balance sheets as of July 31, 1996 and 1995, respectively, with the CCG balance sheets as of May 31, 1996 and 1995, respectively. The unaudited pro forma combined consolidated statements of operations assume that the acquisition took place as of the beginning of the periods presented and combined Dycom's unaudited consolidated statements of operations for the nine months ended April 30, 1997 and 1996 and for the fiscal years ended July 31, 1996, 1995 and 1994 with CCG's unaudited results of operations for the nine months ended February 28, 1997 and 1996 and for the fiscal years ended
May 31, 1996, 1995 and 1994, respectively. This presentation is consistent with the fiscal years expected to be combined after the date of the closing of the acquisition.

The unaudited pro forma combined consolidated financial statements are based on the estimates and assumptions set forth in the notes to these statements. The pro forma adjustments made in connection with the pro forma combined financial statements are preliminary and have been made solely for purposes of developing such pro forma financial information for illustrative purposes necessary to comply with the disclosure requirements of the Securities and Exchange Commission. The unaudited pro forma combined financial statements do not purport to be indicative of the results of operations for future periods.

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
AND COMMUNICATIONS CONSTRUCTION GROUP, INC.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET
April 30, 1997

                              Dycom           CCG        Pro Forma   Pro Forma
                         April 30, 1997   Feb.28, 1997   Adjustments  Combined
                         --------------- --------------  ----------- ----------
ASSETS
CURRENT ASSETS:
Cash and equivalents     $ 4,426,490    $     31,402   $           $ 4,457,892
Accounts Receivable, net  20,818,895      11,844,329                32,663,224
Costs and estimated earnings
 in excess of billings    11,615,597         190,000                11,805,597
Deferred income taxes, net 1,604,270                                 1,604,270
Other current assets       1,551,280          45,457                 1,596,737
                        -------------   -------------  ----------   ------------
Total current assets      40,016,532      12,111,188                52,127,720
                        -------------   -------------  ----------   ------------
PROPERTY AND EQUIPMENT,
 net                      20,872,998       6,468,591                27,341,589
OTHER ASSETS:
Intangible assets, net     4,723,130                                 4,723,130
Deferred tax assets, net     742,407         106,000                   848,407
Other                        193,668         147,805                   341,473
                        -------------   -------------  ----------   ------------
Total other assets         5,659,205         253,805                 5,913,010
                        -------------   -------------  ----------   ------------
TOTAL                   $ 66,548,735    $ 18,833,584   $           $85,382,319
                        =============   =============  ===========  ============
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable        $  7,573,207    $  3,430,865   $           $11,004,072
Notes payable              7,054,914       5,463,445                12,518,359
Billings in excess of costs
 and estimated earnings
Accrued self-insured
   claims                  2,750,723                                 2,750,723
Income taxes payable         748,600       1,070,149                 1,818,749
Other accrued liabilities  7,800,101       3,371,602                11,171,703
                        -------------   -------------  -----------   -----------
Total current liabilities 25,927,545      13,336,061                39,263,606
NOTES PAYABLE              8,986,446       1,060,170   (600,000)(3)  9,446,616
ACCRUED SELF-INSURED
  CLAIMS                   7,412,529                                 7,412,529
                        -------------   -------------  -----------    ----------
Total liabilities         42,326,520      14,396,231    (600,000)   56,122,751
                        -------------   -------------  -----------    ----------
STOCKHOLDERS' EQUITY:
Preferred stock                               50,000   ( 50,000)(3)
Common stock               2,923,833             140    684,274 (3)  3,608,247
Additional paid-in
 capital                  25,146,315         143,838   ( 34,274)(3) 25,255,879
Retained (deficit)
 earnings                ( 3,847,933)      4,243,375                   395,442
                        -------------   -------------   ----------   -----------
Total shareholders'
 equity                   24,222,215       4,437,353     600,000    29,259,568
                        -------------   -------------   -----------  -----------
TOTAL                   $ 66,548,735    $ 18,833,584    $          $85,382,319
                        ============    =============   =========== ===========

See notes to unaudited pro forma combined financial statements.


DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
AND COMMUNICATIONS CONSTRUCTION GROUP, INC.

UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
FOR THE NINE MONTHS ENDED APRIL 30, 1997

                            Dycom            CCG
                          Nine Months      Nine Months
                             Ended           Ended       Pro Forma     Pro Forma
                         April 30, 1997   Feb.28, 1997   Adjustments   Combined
                         ---------------  -------------  ------------ ----------
REVENUES:
Contract revenues earned  $128,069,236  $48,305,402    $           $176,374,638
Other, net                     496,047          344                     496,391
                          ------------  -----------    ---------   -----------
Total                      128,565,283   48,305,746                 176,871,029
                          ------------  -----------    ---------   ------------
EXPENSES:
Costs of earned revenue
 excluding depreciation    103,099,014   38,339,447                 141,438,461
General and administrative  11,637,961    5,481,223                  17,119,184
Depreciation and
  amortization               4,473,683    1,753,200                   6,226,883
                          ------------  -----------    ----------  ------------
Total                      119,210,658   45,573,870                 164,784,528
                          ------------  -----------    ----------  ------------
INCOME BEFORE INCOME TAXES   9,354,625    2,731,876                  12,086,501
PROVISION FOR INCOME TAXES   3,638,495    1,100,000                   4,738,495
                          ------------  -----------    ----------  -------------
NET INCOME                $  5,716,130  $ 1,631,876    $           $  7,348,006
                          ============  ===========    ==========  =============
EARNING PER COMMON AND
 COMMON EQUIVALENT SHARE:
   Primary                $       0.64                              $       0.67
                          ============                              ============
   Fully diluted          $       0.64                              $       0.67
                          ============                              ============
SHARES USED IN COMPUTING
 EARNINGS PER COMMON AND
 COMMON EQUIVALENT SHARE:
   Primary                   8,888,496                               10,941,738
                          ============                              ============
       Fully diluted         8,888,680                               10,941,922
                          ============                              ============



See notes to unaudited pro forma combined financial statements.

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
AND COMMUNICATIONS CONSTRUCTION GROUP, INC.

UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
FOR THE NINE MONTHS ENDED APRIL 30, 1996

                           Dycom           CCG
                         Nine Months    Nine Months
                           Ended           Ended       Pro Forma    Pro Forma
                        April 30, 1996   Feb.28, 1996   Adjustments   Combined
                        -------------  -------------   ------------ -----------
REVENUES:
Contract revenues earned $104,544,413   $35,528,792   $            $140,073,205
Other, net                  1,283,278         2,666                   1,285,944
                         ------------  ------------   -----------  ------------
Total                     105,827,691    35,531,458                 141,359,149
                         ------------  ------------   -----------  -------------
EXPENSES:
Costs of earned revenue
 excluding depreciation    84,331,152    29,312,178                 113,643,330
General and administrative 11,073,271     4,079,630                  15,152,901
Depreciation and
  amortization              4,138,546     1,416,700                   5,555,246
                         ------------  ------------  ------------  -------------
Total                      99,542,969    34,808,508                 134,351,477
                         ------------  ------------  ------------  ------------
INCOME BEFORE INCOME TAXES  6,284,722       722,950                   7,007,672
PROVISION FOR INCOME TAXES  2,627,702       300,000                   2,927,702
                        -------------  ------------  ------------  -------------
NET INCOME              $   3,657,020  $    422,950  $             $  4,079,970
                        =============  ============  ============  =============

EARNING PER COMMON AND
 COMMON EQUIVALENT SHARE:
   Primary              $       0.43                               $       0.38
                        ============                               =============
   Fully diluted        $       0.43                               $       0.38
                        ============                               =============
SHARES USED IN COMPUTING
 EARNINGS PER COMMON AND
 COMMON EQUIVALENT SHARE:
   Primary                 8,554,808                                 10,608,050
                        ============                               =============
   Fully diluted           8,554,808                                 10,608,050
                        ============                               =============



See notes to unaudited pro forma combined financial statements.

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
AND COMMUNICATIONS CONSTRUCTION GROUP, INC.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET
JULY 31, 1996

                            Dycom           CCG       Pro Forma     Pro Forma
                         July 31, 1996  May 31, 1996  Adjustments    Combined
                        --------------  ------------- -----------  -------------
ASSETS
CURRENT ASSETS:
Cash and equivalents      $ 3,835,479    $    92,257    $          $  3,927,736
Accounts Receivable, net   13,306,064      8,441,204                 21,747,268
Costs and estimated earnings
 in excess of billings      7,137,212        382,072                  7,519,284
Deferred income taxes, net  1,261,065                                 1,261,065
Other current assets        1,248,405         42,844                  1,291,249
                          -----------    -----------    ---------   ------------
Total current assets       26,788,225      8,958,377                 35,746,602
                          -----------    -----------    ---------   -----------
PROPERTY AND EQUIPMENT,
  net                      19,574,410      4,940,060                 24,514,470
OTHER ASSETS:
Intangible assets, net      4,839,447                                 4,839,447
Deferred tax assets, net      598,887        106,000                    704,887
Other                         272,916        117,031                    389,947
                          -----------    -----------   ----------   ------------
Total other assets          5,711,250        223,031                  5,934,281
                          -----------    -----------   ----------   -----------
TOTAL                     $52,073,885    $14,121,468   $            $66,195,353
                          ===========    ===========   ==========   ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable          $ 3,541,789    $ 2,025,723   $            $ 5,567,512
Notes payable               2,758,795      4,499,072                  7,257,867
Billings in excess of costs
 and estimated earnings       38,714                                     38,714
Accrued self-insured
 claims                    3,064,229                                  3,064,229
Income taxes payable         227,619         871,559                  1,099,178
Other accrued liabilities  8,151,589       2,344,430                 10,496,019
                         -----------     -----------   ----------   -----------
Total current liabilities 17,782,735       9,740,784                 27,523,519
NOTES PAYABLE              9,452,630       1,575,207   (600,000)(3)  10,427,837
ACCRUED SELF-INSURED
 CLAIMS                    7,062,150                                  7,062,150
                         -----------     -----------   ---------    ------------
Total liabilities         34,297,515      11,315,991   (600,000)     45,013,506
                         -----------    ------------   ---------    ------------
STOCKHOLDERS' EQUITY:
Preferred stock                               50,000   ( 50,000)(3)
Common stock               2,867,164             140    684,274 (3)   3,551,578
Additional paid-in
 capital                  24,473,269         143,838   ( 34,274)(3)  24,582,833
Retained (deficit)
 earnings                ( 9,564,063)      2,611,499                 (6,952,564)
                         ------------    -----------   ---------    -----------
Total shareholders'
 equity                   17,776,370       2,805,477    600,000      21,181,847
                         -----------     -----------   ---------   ------------
TOTAL                    $52,073,885     $14,121,468   $            $66,195,353
                         ===========     ===========   =========   =============

See notes to unaudited pro forma combined financial statements.

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
AND COMMUNICATIONS CONSTRUCTION GROUP, INC.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET
JULY 31, 1995

                            Dycom          CCG          Pro Forma    Pro Forma
                        July 31, 1995   May 31, 1995    Adjustments   Combined
                        --------------  -------------   ------------  ---------
ASSETS
CURRENT ASSETS:
Cash and equivalents      $ 4,306,675   $   112,137    $            $ 4,418,812
Accounts Receivable, net   16,330,477     8,259,684                  24,590,161
Costs and estimated earnings
 in excess of billings      5,223,425        72,000                   5,295,425
Deferred income taxes, net    385,755                                   385,755
Other current assets        1,396,201       100,690                   1,496,891
                          -----------   -----------    ----------   ------------
Total current assets       27,642,533     8,544,511                  36,187,044
                          -----------   -----------    ----------   -----------
PROPERTY AND EQUIPMENT,
  net                      18,802,563     3,794,348                  22,596,911
OTHER ASSETS:
Intangible assets, net      4,994,535                                 4,994,535
Other                         353,227        86,290                     439,517
                          -----------   -----------    ----------   ------------
Total other assets          5,347,762        86,290                   5,434,052
                          -----------   -----------    ----------   ------------
TOTAL                     $51,792,858   $12,425,149    $            $64,218,007
                          ===========   ===========    ==========   ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable          $ 5,607,567   $ 2,727,064    $            $ 8,334,631
Notes payable               4,955,080     3,830,510                   8,785,590
Billings in excess of costs
  and estimated earnings      100,951                                   100,951
Accrued self-insured
 claims                     2,266,855                                 2,266,855
Income taxes payable          621,483       392,468                   1,013,951
Other accrued liabilities   6,585,387     2,468,273                   9,053 660
                          -----------   -----------  -----------    ------------
Total current liabilities  20,137,323     9,418,315                  29,555,638
NOTES PAYABLE              13,870,064     1,475,071   (600,000)(3)   14,745,135
ACCRUED SELF-INSURED
 CLAIMS                     6,598,372                                 6,598,372
                         ------------   -----------  -----------    ------------
Total liabilities          40,605,759    10,893,386   (600,000)      50,899,145
                         ------------   -----------  -----------    -----------
STOCKHOLDERS' EQUITY:
Common stock                2,847,997           126    684,288 (3)    3,532,411
Additional paid-in
 capital                   24,293,309       193,852   ( 84,288)(3)   24,402,873
Retained (deficit)
 earnings                 (15,954,207)    1,337,785                 (14,616,422)
                          -----------   -----------  ---------      -----------
Total shareholders'
 equity                    11,187,099     1,531,763   600,000        13,318,862
                          -----------   -----------  ---------      ------------
TOTAL                     $51,792,858   $12,425,149  $              $64,218,007
                          ===========   ===========  =========      ============

See notes to unaudited pro forma combined financial statements.

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
AND COMMUNICATIONS CONSTRUCTION GROUP, INC.

UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED JULY 31, 1996

                              Dycom           CCG
                           Fiscal Year     Fiscal Year
                              Ended          Ended       Pro Forma     Pro Forma
                          July 31, 1996   May 31, 1996   Adjustments    Combined
                          --------------  -------------  -----------  ----------
REVENUES:
Contract revenues earned  $143,932,608   $50,121,009    $          $194,053,617
Other, net                   1,202,772         3,852                  1,206,624
                          ------------   -----------    --------   ------------
Total                      145,135,380    50,124,861                195,260,241
                          ------------   -----------    --------   ------------
EXPENSES:
Costs of earned revenue
 excluding depreciation    115,732,334    40,037,056                155,769,390
General and administrative  14,564,558     5,920,464                 20,485,022
Depreciation and
 amortization                5,718,768     1,905,627                  7,624,395
                         -------------   -----------    --------   ------------
Total                      136,015,660    47,863,147                183,878,807
                         -------------   -----------    --------   ------------
INCOME BEFORE INCOME TAXES   9,119,720     2,261,714                 11,381,434
PROVISION FOR INCOME TAXES   2,729,576       988,000                  3,717,576
                         -------------   -----------   ---------   ------------
NET INCOME               $   6,390,144   $ 1,273,714   $           $  7,663,858
                         =============   ===========   =========   =============
EARNING PER COMMON AND
 COMMON EQUIVALENT SHARE:
   Primary               $        0.73                              $      0.71
                         =============                              ============
   Fully diluted         $        0.72                              $      0.70
                         =============                              ============
SHARES USED IN COMPUTING
 EARNINGS PER COMMON AND
 COMMON EQUIVALENT SHARE:
   Primary                   8,806,577                               10,859,819
                        ==============                              ===========
   Fully diluted             8,875,042                               10,928,284
                        ==============                              ============



See notes to unaudited pro forma combined financial statements.

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
AND COMMUNICATIONS CONSTRUCTION GROUP, INC.

UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED JULY 31, 1995

                             Dycom          CCG
                          Fiscal Year    Fiscal Year
                            Ended          Ended       Pro Forma    Pro Forma
                         July 31, 1995  May 31, 1995  Adjustments    Combined
                         -------------  ------------  -----------  -------------
REVENUES:
Contract revenues earned  $143,909,874  $43,047,102   $            $186,956,976
Other, net                   1,373,242        3,156                   1,376,398
                          ------------  -----------    ----------  ------------
Total                      145,283,116   43,050,258                 188,333,374
                          ------------  -----------    ----------  -------------
EXPENSES:
Costs of earned revenue
 excluding depreciation    117,742,300   35,542,020                 153,284,320
General and administrative  14,113,615    4,895,915                  19,009,530
Depreciation and
  amortization               5,911,104    1,254,148                   7,165,252
                          ------------  -----------    ----------  -------------
Total                      137,767,019   41,692,083                 179,459,102
                          ------------  -----------    ----------  ------------
INCOME BEFORE INCOME TAXES   7,516,097    1,358,175                   8,874,272
PROVISION FOR INCOME TAXES   3,082,893      650,000                   3,732,893
                          -----------   -----------   -----------   ------------
NET INCOME                $  4,433,204  $   708,175   $             $ 5,141,379
                          ============  ===========   ===========   ============
EARNING PER COMMON AND
 COMMON EQUIVALENT SHARE:
   Primary                $       0.52                              $       0.49
                          ============                              ===========
   Fully diluted          $       0.52                              $       0.49
                          ============                              ============
SHARES USED IN COMPUTING
 EARNINGS PER COMMON AND
 COMMON EQUIVALENT SHARE:
   Primary                   8,535,524                               10,588,766
                          ============                               ===========
   Fully diluted             8,535,524                               10,588,766
                          ============                               ===========



See notes to unaudited pro forma combined financial statements.

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
AND COMMUNICATIONS CONSTRUCTION GROUP, INC.

UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED JULY 31, 1994

                              Dycom         CCG
                           Fiscal Year   Fiscal Year
                             Ended         Ended         Pro Forma    Pro Forma
                         July 31, 1994   May 31, 1994   Adjustments   Combined
                         -------------   -------------  ------------  ----------
REVENUES:
Contract revenues earned  $121,407,707   $30,137,050    $          $151,544,757
Other, net                   1,084,195        17,962                  1,102,157
                          ------------   -----------    ---------- ------------
Total                      122,491,902    30,155,012                152,646,914
                          ------------   -----------    ----------  ----------
EXPENSES:
Costs of earned revenue
 excluding depreciation    105,607,777    22,914,998                128,522,775
General and administrative  15,582,953     5,806,742                 21,389,695
Depreciation and
 amortization                7,337,438       683,647                  8,021,085
Intangible asset write-off   1,422,876                                1,422,876
                          ------------    ----------    ----------  ------------
Total                      129,951,044    29,405,387                159,356,431
                          ------------   -----------    ----------  ------------
INCOME (LOSS) BEFORE
 INCOME TAXES             (  7,459,142)      749,625                ( 6,709,517)
PROVISION FOR INCOME TAXES     317,781       473,781                    791,562
                          ------------   -----------    ----------  ------------
NET INCOME (LOSS)        $(  7,776,923)  $   275,844    $          $( 7,501,079)
                         =============   ===========    ========== ============
EARNING (LOSS) PER COMMON
 AND COMMON EQUIVALENT SHARE:
   Primary               $       (0.91)                            $      (0.71)
                         =============                             =============
   Fully diluted         $       (0.91)                            $      (0.71)
                         =============                             =============

SHARES USED IN COMPUTING
 EARNINGS (LOSS) PER COMMON
 AND COMMON EQUIVALENT SHARE:
   Primary                   8,528,990                               10,582,232
                         =============                              ===========
   Fully diluted             8,528,990                               10,582,232
                         =============                              ===========


See notes to unaudited pro forma combined financial statements.

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
AND COMMUNICATIONS CONSTRUCTION GROUP, INC.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1. Periods Combined

The Dycom consolidated balance sheets as of April 30, 1997 and July 31, 1996 and 1995, respectively, have been combined with the CCG balance sheets as of February 28, 1997 and May 31, 1996 and 1995, respectively.

The Dycom consolidated statements of operations for the nine months ended April 30, 1997 and 1996 and for the fiscal years ended July 31, 1996, 1995 and 1994, respectively, have been combined with the CCG results of operations for the nine months ended February 28, 1997 and 1996 and for the fiscal years ended May 31, 1996, 1995 and 1994, respectively.

For comparative purposes, certain amounts in the CCG financial statements have been reclassified to conform with the Dycom financial statement presentation.


2. Merger Costs

Dycom and CCG estimate they will incur direct transaction costs of approximately $0.5 million associated with the acquisition, consisting of fees for filings with regulatory agencies, legal, accounting and other related costs. These nonrecurring costs will be charged to operations in the fiscal quarter in which the acquisition was consummated.

3. Exchange of Stock

The entry reflects the $0.6 million of CCG shareholder loans as additional paid-in capital. The Dycom shares issued in the acqusisition were in exchange for all the outstanding common stock and perferred shares of CCG and for the satisfaction of the shareholder loans. Also, the entry reclassifies CCG's capital to reflect the par value of the Dycom shares issued in the acquisition.

4. Pro Forma Net Income (Loss) Per Share

The unaudited pro forma combined net income (loss) per common and common equivalent share is based upon the weighted average number of common and common equivalent shares of Dycom outstanding for each period presented and the 2,053,242 shares of Dycom common stock issued to the CCG shareholders.